Exhibit 99.1

PRESS RELEASE

For release:	August 6, 2013

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@global-indemnity.com

Global Indemnity plc Reports Second Quarter 2013 Financial Results.

Dublin, Ireland (August 6, 2013) – Global Indemnity plc (NASDAQ:GBLI) today reported net income for the three months ended June 30, 2013 of $8.7 million or $0.34 per share and six months ended June 30, 2013 of $21.0 million or $0.84 per share. As of June 30th, book value per share was $32.74, a decrease of 0.5% compared to book value per share of $32.91 at March 31, 2013, and an increase of 1.8% compared to book value per share of $32.15 at December 31, 2012.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Gross Premiums Written	$84.2	$67.6	$159.2	$125.4
Net Premiums Written	$78.3	$61.1	$149.8	$111.4

Net income	$8.7	$9.6	$21.0	$20.5
Net income per share	$0.34	$0.35	$0.84	$0.72

Operating income (1)	$6.8	$8.2	$15.4	$17.2
Operating income per share	$0.27	$0.29	$0.61	$0.61

(1)	Excluding the impact of premium deficiencies recorded in 2011 which resulted in 2012 operating income being higher than it otherwise would have been, the three and six months ended June 30, 2012 operating income was $7.1 million, or $0.26 per share, and $13.9 million, or $0.49 per share, respectively.

	As of June 30, 2013	As of March 31, 2013	As of December 31, 2012

Book value per share	$32.74	$32.91	$32.15
Shareholders’ equity	$824.0	$827.6	$806.6
Cash and invested assets	$1,522.0	$1,539.4	$1,534.0

Cynthia Y. Valko, Chief Executive Officer, commented: “I continue to be pleased with Global’s development since coming on board in September 2011, including the depth and breadth of our underwriting, product, and client service teams. On a normalized basis (excluding the impact of premium deficiencies), Global generated a 100.9 combined ratio for the first six months of 2013, a marked 7.5 point improvement over 2012. Moreover, during this same period Global increased its premium volume by an impressive 34.5%. Global’s primary insurance operations, Penn America, United National and Diamond State, grew practically all of their several business lines while enhancing rates and terms. Wind River, Global’s reinsurance division, also experienced fine underwriting results while significantly increasing its revenue as it expanded certain key treaty relationships. Despite the recent spike in interest rates and falling bond market, Global’s investment portfolio, 84% of which is invested in bonds and other fixed income instruments, produced a 3.3% return for the first six months of 2013. Quite importantly, A.M. Best, the insurance industry’s most trusted and influential rating agency, also recently affirmed Global’s “A” (Excellent) qualitative assessment rating across all of the Company’s primary domestic and international reinsurance businesses, operations, and divisions.”

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s two primary divisions are:

•	United States Based Insurance Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Teleconference and Webcast for Interested Parties

Cynthia Valko, Chief Executive Officer of Global Indemnity plc, and Thomas McGeehan, Chief Financial Officer of Global Indemnity plc, will conduct a teleconference for interested parties on August 7, 2013 at 8:30a.m. Eastern Time to discuss the second quarter 2013 results.

The Company will release its earnings after the close of business on August 6, 2013.

To participate in the teleconference, please telephone (800) 230-1085 (U.S. and Canada) or (612) 288-0337 (International) and you will be greeted by an operator. Please reference Global Indemnity plc Earnings Release Call or the host Cynthia Valko.

The teleconference is being webcast by AT&T and can be accessed at the company’s website at www.globalindemnity.ie. Please access the site at least 15 minutes prior to the teleconference to register, click on the Webcast link, enter Conference ID number 299415 and click GO. Please download and install any necessary software.

The teleconference will be available for replay beginning at 10:30 a.m. Eastern Time on August 7, 2013 until 11:59 p.m. on August 7, 2014. To listen to the replay, please telephone (800) 475-6701 (U.S. and Canada) or (320) 365-3844 (International) then enter 299415.

Forward-Looking Information

Forward-looking statements contained in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. We caution investors that our actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties which may affect us and for a more detailed discussion of our cautionary note regarding forward-looking statements.

Global Indemnity plc’s Combined Ratio for the Three and Six Months Ended June 30, 2013 and 2012

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Loss Ratio:
Current Accident Year
Excluding Catastrophes	46.1	55.6	49.7	59.5
Catastrophes	14.6	8.0	11.4	6.1

Current Accident Year	60.7	63.6	61.1	65.6
Changes to Prior Accident Year	(1.2)	(1.1)	(2.9)	(1.7)

Loss Ratio – Calendar Year	59.5	62.5	58.2	63.9
Expense Ratio	41.7	41.1	42.7	38.4

Combined Ratio	101.2	103.6	100.9	102.3

For the three months ended June 30th, the calendar year loss ratio decreased by 3.0 points to 59.5 in 2013 from 62.5 in 2012.

Excluding the impact of premium deficiencies, the loss ratio for the three months ended June 30, 2012 was 64.5.

•	Excluding catastrophes, the current accident year loss ratio decreased by 9.5 points to 46.1 in 2013 from 55.6 in 2012.

•

Excluding catastrophes, the property loss ratio decreased 9.2 points from 38.5 in the second quarter of 2012 to 29.3 in the second quarter of 2013. Including catastrophes, the property loss ratio decreased by 1.9 points to 51.6 in 2013 from 53.5 in 2012.

•	Excluding the impact of premium deficiencies, the casualty loss ratio decreased 1.5 points from 79.5 to 78.0 in 2013.

•

Current year results include a 1.2 point reduction in the loss ratio related to prior accident years. This decrease was primarily driven by better than expected emergence in casualty lines and lower than expected severity in property lines.

For the three months ended June 30th, the expense ratio increased from 41.1 in 2012 to 41.7 in 2013.

•	The expense ratio increased primarily due to the impact of premium deficiencies. Excluding the impact of premium deficiencies, the expense ratio for the three months ended June 30, 2012 was 43.2.

For the six months ended June 30th, the calendar year loss ratio decreased by 5.7 points to 58.2 in 2013 from 63.9 in 2012.

Excluding the impact of premium deficiencies, the loss ratio for the six months ended June 30, 2012 was 67.2.

•	Excluding catastrophes, the current accident year loss ratio decreased by 9.8 points to 49.7 in 2013 from 59.5 in 2012.

•	Excluding catastrophes, the property loss ratio decreased from 43.7 in 2012 to 36.3 in 2013. Including catastrophes, the property loss ratio decreased by 2.0 points to 53.8 in 2013 from 55.8 in 2012.

•	Excluding the impact of premium deficiencies, the casualty loss ratio decreased 7.8 points to 74.7 in 2013 from 82.5 in 2012.

•

Current year results include a 2.9 point reduction in the loss ratio related to prior accident years. This decrease was primarily driven by better than expected emergence in casualty and property lines.

For the six months ended June 30th, the expense ratio increased from 38.4 in 2012 to 42.7 in 2013.

•

The expense ratio increased primarily due to an increase in contingent commissions as a result of profitable treaties written in the Reinsurance Operations as well as the impact of premium deficiencies. Excluding the impact of premium deficiencies, the expense ratio for the six months ended June 30, 2012 was 41.2.

Global Indemnity plc’s Gross and Net Premiums Written Results by Segment

(Dollars in thousands)	Three Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2013	2012	2013	2012
Insurance Operations	$61,879	$52,371	$56,387	$45,874
Reinsurance Operations	22,366	15,261	21,959	15,261

Total	$84,245	$67,632	$78,346	$61,135

	Six Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2013	2012	2013	2012
Insurance Operations	$112,967	$100,205	$104,015	$86,780
Reinsurance Operations	46,217	25,185	45,809	24,636

Total	$159,184	$125,390	$149,824	$111,416

Insurance Operations: For the three and six months ended June 30, 2013, gross premiums written increased 18.2% and 12.7%, respectively, and net premiums written increased 22.9% and 19.9%, respectively, compared to the same periods in 2012. These were primarily driven by an increase in the Company’s small business line. Written premium increases were also realized in property brokerage, programs, and other lines. Net written premiums also increased as a result of the Company retaining more of its direct business.

Reinsurance Operations: For the three and six months ended June 30, 2013, gross premiums written increased 46.6% and 83.5%, respectively, and net premiums written increased 43.9% and 85.9%, respectively, compared to the same periods in 2012. These increases were primarily due to several new treaties written during 2013.

# # #

Note: Tables Follow

GLOBAL INDEMNITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Gross premiums written	$84,245	$67,632	$159,184	$125,390

Net premiums written	$78,346	$61,135	$149,824	$111,416

Net premiums earned	$58,671	$57,859	$114,667	$122,329
Net investment income	9,765	11,071	19,799	22,488
Net realized investment gains	2,806	1,941	8,563	3,702
Other income (loss)	247	(40)	301	(392)

Total revenues	71,489	70,831	143,330	148,127

Net losses and loss adjustment expenses	34,924	36,158	66,712	78,167
Acquisition costs and other underwriting expenses	24,472	23,760	48,949	46,927
Corporate and other operating expenses	2,472	2,336	4,817	4,824
Interest expense	1,181	1,470	2,354	2,948

Income before income taxes	8,440	7,107	20,498	15,261
Income tax benefit	(224)	(2,497)	(531)	(5,205)

Net income	$8,664	$9,604	$21,029	$20,466

Weighted average shares outstanding–basic	25,050	27,830	25,052	28,223

Weighted average shares outstanding–diluted	25,119	27,836	25,121	28,237

Net income per share – basic	$0.35	$0.35	$0.84	$0.73

Net income per share – diluted	$0.34	$0.35	$0.84	$0.72

Combined ratio analysis: (1)
Loss ratio (2)	59.5	62.5	58.2	63.9
Expense ratio (3)	41.7	41.1	42.7	38.4

Combined ratio (4)	101.2	103.6	100.9	102.3

(1)	The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.
(2)	Excluding the impact of premium deficiencies, the loss ratio was 64.5% and 67.2% for the quarter and six months ended June 30, 2012, respectively.
(3)	Excluding the impact of premium deficiencies, the expense ratio was 43.2% and 41.2% for the quarter and six months ended June 30, 2012, respectively.
(4)	Excluding the impact of premium deficiencies, the combined ratio was 107.7% and 108.4% for the quarter and six months ended June 30, 2012, respectively.

GLOBAL INDEMNITY PLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) June 30, 2013	December 31, 2012
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2013 - $1,163,532 and 2012 - $1,187,094)	$1,184,738	$1,229,322
Equity securities:
Available for sale, at fair value (cost: 2013 - $174,693 and 2012 - $167,179)	222,583	197,075
Other invested assets:
Available for sale securities, at fair value (cost: 2013 - $3,059 and 2012 - $3,049)	3,226	3,132

Total investments	1,410,547	1,429,529

Cash and cash equivalents	111,440	104,460
Premiums receivable, net	74,027	45,162
Reinsurance receivables, net	232,645	241,827
Receivable for securities	5,160	—
Deferred federal income taxes	10,445	10,824
Deferred acquisition costs	25,980	18,265
Intangible assets	18,166	18,343
Goodwill	4,820	4,820
Prepaid reinsurance premiums	5,248	5,945
Federal income taxes receivable	1,393	6,844
Other assets	14,951	17,684

Total assets	$1,914,822	$1,903,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$844,918	$879,114
Unearned premiums	128,572	94,114
Ceded balances payable	4,628	4,201
Contingent commissions	7,302	9,911
Payable for securities purchased	—	2,634
Notes and debentures payable	84,929	84,929
Other liabilities	20,523	22,182

Total liabilities	1,090,872	1,097,085

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 16,164,587 and 16,087,939 respectively; A ordinary shares outstanding: 13,105,826 and 13,030,938, respectively; B ordinary shares issued and outstanding: 12,061,370 and 12,061,370, respectively	3	3
Additional paid-in capital	514,422	512,304
Accumulated other comprehensive income, net of taxes	47,574	53,350
Retained earnings	363,200	342,171
A ordinary shares in treasury, at cost: 3,058,761 and 3,057,001 shares, respectively	(101,249)	(101,210)

Total shareholders’ equity	823,950	806,618

Total liabilities and shareholders’ equity	$1,914,822	$1,903,703

GLOBAL INDEMNITY PLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2013	December 31, 2012

Fixed Maturities	$1,184.7	$1,229.3
Cash and cash equivalents	111.4	104.5

Total bonds and cash and cash equivalents	1,296.1	1,333.8
Equities and other invested assets	225.8	200.2

Total cash and invested assets, gross	1,521.9	1,534.0
Receivable / (payable) for securities	5.2	(2.6)

Total cash and invested assets, net	$1,527.1	$1,531.4

	(Unaudited) Three Months Ended June 30, 2013 (a)	(Unaudited) Six Months Ended June 30, 2013 (a)

Net investment income	$9.8	$19.8

Net realized investment gains	2.8	8.6
Net unrealized investment loss	(15.4)	(3.2)

Net realized and unrealized investment returns	(12.6)	5.4

Total investment return	$(2.8)	$25.2

Average total cash and invested assets (b)	$1,532.6	$1,529.3

Total investment return % annualized	(0.7%)	3.3%

(a)	Amounts in this table are shown on a pre-tax basis.
(b)	Simple average of beginning and end of period, net of payable/receivable for securities.

GLOBAL INDEMNITY PLC

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Operating income (1)	$6,840	$8,154	$15,377	$17,235
Adjustments:
Net realized investment gains, net of tax	1,824	1,450	5,652	3,231

Total after-tax adjustments	1,824	1,450	5,652	3,231

Net income	$8,664	$9,604	$21,029	$20,466

Weighted average shares outstanding – basic	25,050	27,830	25,052	28,223

Weighted average shares outstanding – diluted	25,119	27,836	25,121	28,237

Operating income per share – basic	$0.27	$0.29	$0.61	$0.61

Operating income per share – diluted	$0.27	$0.29	$0.61	$0.61

(1)	Excluding the impact of premium deficiencies recorded in 2011 which resulted in 2012 operating income being higher than it otherwise would have been, the three and six months ended June 30, 2012 operating income was $7.1 million, or $0.26 per share, and $13.9 million, or $0.49 per share, respectively.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.